Exhibit 99.1

Kenexa Announces Preliminary Financial Results for Fourth Quarter and Full Year 2008

WAYNE, Pa. – February 11, 2009 – Kenexa (Nasdaq: KNXA), a global provider of talent acquisition and retention solutions, today announced preliminary operating results for the fourth quarter and full year ended December 31, 2008. Results for the fourth quarter and full year are preliminary in nature as the Company has not yet finalized the amount of a non-cash goodwill impairment charge to be recorded for the fourth quarter ended December 31, 2008.

For the fourth quarter of 2008, Kenexa reported total revenue of $45.1 million, representing a decrease of 6% compared to $47.7 million reported for the fourth quarter of 2007. Subscription revenue was $37.6 million for the fourth quarter of 2008, a decrease of 3% compared to the fourth quarter of 2007, while professional services and other revenue was $7.5 million for the fourth quarter of 2008, a decrease of 17% compared to the same period of 2007.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “The deterioration in the business environment continued during the fourth quarter, as reflected by a higher than expected unemployment rate that reached the highest level since the early 1990’s. The increasingly challenging jobs market has had a clear impact on HR-related technology spending, however, we continue to see the more sophisticated companies view talent management as strategic and move ahead with projects. This is partly reflected by a record number of new customers selecting Kenexa’s applicant tracking system during the fourth quarter, which was a driver to the sequential increase in deferred revenue.”

Karsan added, “As we enter 2009, we will continue to manage our costs closely with the goal of continuing to deliver profitability and cash flow. We believe that Kenexa’s proven value proposition, critical mass, strong balance sheet and long-term history of profitability positions it well to weather the near-term challenges created by the economic environment. We expect the talent management market to continue consolidating during 2009 as customers increasingly turn to vendors, such as Kenexa, that are viewed as a safe choice. Longer-term, we remain bullish on the talent management market and Kenexa’s competitive position.”

Non-GAAP income from operations, which excludes share-based compensation expense, amortization of intangibles associated with previous acquisitions, a non-cash goodwill impairment charge and expenses associated with restructuring activities, was $6.3 million for the three months ended December 31, 2008, representing a 14% non-GAAP operating margin and compared to $10.3 million in the year ago period. Non-GAAP net income was $6.0 million, or $0.27 per diluted share, for the quarter ended December 31, 2008, compared to $ 7.9 million, or $0.32 in the year ago period.

As a result of a substantial decrease in the Company’s stock price, reflecting the very difficult market conditions of recent months and the impact on our operations, the Company evaluated its goodwill for potential impairment as of December 31, 2008 in accordance with accounting requirements. Based on the preliminary results of this evaluation, the Company expects the amount of the non-cash goodwill impairment charge to be in the range of $96 to $167 million, on a pretax tax basis. The amount of the charge will be finalized in conjunction with the completion of the filing of the Company’s Annual Report on Form 10-K. While the impairment charge will reduce reported operating results under generally accepted accounting principles (GAAP), it will be non-cash in nature and will not affect Kenexa’s liquidity or cash flow from operations.

Kenexa’s preliminary loss from operations for the three months ended December 31, 2008, determined in accordance with GAAP, is expected to be between $ 95 million and $ 166 million, compared with income from operations of $8.3 million for the corresponding period of 2007. Preliminary GAAP net loss is expected to be between $ 68.7 million and $ 120.6 million, or between $ (3.05) and $ (5.35) per share, compared to net income of $6.0 million and $0.24 per share in 2007. The preliminary results include a non-cash charge expected to be recorded in the quarter, which has not been finalized, for the impairment of goodwill.

A reconciliation of preliminary GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash, cash equivalents and short and long-term investments of $42.8 million at December 31, 2008, a decrease from $43.9 million at the end of the prior quarter. The Company generated positive cash from operations of $7.4 million during the fourth quarter, and the deferred revenue balance at the end of the quarter was $38.6 million, an increase of $1.6 million compared to $37.0 million at the end of the third quarter 2008.

Other Fourth Quarter Highlights

•	More than “20” “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•	The average annual revenue from the Company’s top 80 customers was greater than $1.4 million, consistent with the level at the end of the prior quarter.

Preliminary Full Year 2008 Financial Results

For the full year 2008, Kenexa reported total revenue of $203.7 million, representing an increase of 12% compared to $181.9 million reported for the full year 2007. Subscription revenue was $163.4 million for the full year 2008, an increase of 10% compared to 2007, while professional services and other revenue was $40.3 million for the full year 2008, an increase of 21% compared to 2007.

Non-GAAP income from operations, which excludes share-based compensation expense, amortization of intangibles associated with previous acquisitions, a non-cash goodwill impairment charge and expenses associated with restructuring activities was $36.6 million for the year ended December 31, 2008, representing an 18% non-GAAP operating margin and compared to $37.6 million in the year ago period. Non-GAAP net income was $31.0 million, or $1.35 per diluted share, for the year ended December 31, 2008, compared to $1.16 in the year ago period.

Kenexa’s preliminary loss from operations for the full year 2008, determined in accordance with GAAP, is expected to be between $ 72.7 million and $ 143.8 million compared with income from operations of $31.0 million for 2007. GAAP net loss expected to be between $ 52.5 million and $ 104.4 million, or between $ (2.31) and $ (4.58) per share for the full year 2008, compared to net income of $23.5 million or $0.93 per diluted share for the full year 2007.

A reconciliation of preliminary GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information as of today, February 11, 2009, the Company is issuing guidance for the first quarter 2009 as follows:

First Quarter 2009: The Company expects revenue to be $38 million to $41 million, non-GAAP operating income to be $3.8 million to $4.1 million. Assuming a 23% effective tax rate for reporting purposes and 22.6 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.13 to $0.15. As a result of the uncertain economic conditions and the increasing challenges to our customer base, we are temporarily suspending full year guidance. We hope to provide updated guidance when there is a more stable outlook for the economy and we have better visibility on trends.

Conference Call Information

Kenexa will host a conference call today, February 11, 2009, at 5:00 pm (Eastern Time) to discuss the Company’s financial results. To access this call, dial 888-215-6896 (domestic) or 913-312-6694 (international). A replay of this conference call will be available through February 18, 2009, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 2423114. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions. Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations. The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income (loss) from operations before income taxes and interest income or expense; non-GAAP net income (loss); non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAAP net income (loss) per diluted earnings per share; and non-GAAP effective tax as described below. The Company’s non-GAAP financial measures exclude share-based compensation, amortization of acquired intangible assets related to the Company’s acquisitions, research and development credits and the related consulting fees incurred to identify those credits, expenses related to restructuring charges and goodwill impairment charges.

Share-based compensation. Stock-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Stock-based compensation was $1.3 million for the three months ended December 31, 2008 and $0.8 million for the three months ended December 31, 2007. Stock-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock. The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. Amortization of acquired intangible assets was $1.5 million for the three months ended December 31, 2008, and $1.1 million for the three months ended December 31, 2007, respectively. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Research and development (“R&D”) credits and the related consulting fees incurred to identify those credits. R&D credits in 2007 relate to R&D activities performed from 2003 to 2005, and reduce the Company’s tax expense. These tax credits totaling $0.8 million were recorded in the Company’s third quarter tax filing and are reflected in the Company’s 2007 financial statements. The R&D tax credit is excluded from the Company’s non-GAAP financial measures in the current quarter because of the one-time nature of the look-back adjustment. The related consulting fees totaling $0.1 million, incurred to identify the R&D tax credits were also excluded from the Company’s non-GAAP financial measures in the current quarter for the same reason cited above.

R&D credits in 2008 relate to R&D activities performed during the entire year of 2008, and reduce the Company’s tax expense. These tax credits totaling $0.6 million were claimed in the Company’s fourth quarter tax filing and are reflected in the Company’s December 31, 2008 financial statements. The R&D tax credit is excluded from the Company’s non-GAAP financial measures in the current quarter because of the one-time nature of the look-back adjustment.

Expenses related to restructuring charges and related legal fees. The company incurred charges in the amount of $2.5 million in relation to it’s restructuring in the fourth quarter of 2008. Such charges consisted of severance payments and legal charges in relation to the termination of approximately 12% of the global workforce.

Goodwill impairment charge. The Company expects to record a non-cash goodwill impairment charge as a result of the impact of the unprecedented turmoil in world economies and the resultant impact on business conditions and the broad-based downward pressure on equity share values. The Company expects the amount of the non-cash goodwill impairment charge to be in the range of $95 to $168 million, on a pretax tax basis.

Each of non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, and estimated non-GAAP effective tax rate are each components necessary to calculate non-GAAP income (loss) from operations before income taxes and interest income, non-GAAP net income (loss) from operations and non-GAAP diluted earnings per share and are calculated by adjusting the corresponding GAAP measure for the applicable period by the applicable portion of stock-based compensation and amortization of acquired intangible assets.

About Kenexa

Kenexa (NASDAQ:KNXA) is a global leader in building the world’s greatest workforces using a combination of software, employee research science and business process optimization. Kenexa’s global solutions include applicant tracking, onboarding, recruitment process outsourcing, employment branding, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, PA. (outside Philadelphia). Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

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Contact

MEDIA CONTACT:
	Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 224-1000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:
Kori Doherty ICR (617) 956-6730 kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries

Preliminary Consolidated Balance Sheets

(In thousands, except share and per share data)

	High December 31, 2008 [1]	Low December 31, 2008 [2]	December 31, 2007
	(unaudited)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$21,742	$21,742	$38,032
Short-term investments	4,512	4,512	58,423
Accounts receivable, net of allowance for doubtful accounts of $3,755 and $1,158	33,518	33,518	31,893
Unbilled receivables	5,849	5,849	2,423
Income tax receivable	1,238	1,238	2,008
Deferred income taxes	4,615	4,615	2,399
Prepaid expenses and other current assets	3,745	3,745	3,356

Total current assets	75,219	75,219	138,534

Long-term investments	16,513	16,513	—
Property and equipment, net of accumulated depreciation	27,360	27,360	17,620
Software, net of accumulated amortization	3,840	3,840	1,557
Goodwill	28,799	99,828	173,502
Intangible assets, net of accumulated amortization	13,415	13,415	10,134
Deferred financing costs, net of accumulated amortization	364	364	663
Deferred income taxes, noncurrent	37,573	18,423	—
Other assets	10,873	10,873	5,879

Total assets	$213,956	$265,835	$347,889

Liabilities and Shareholders’ equity
Accounts payable	$6,448	$6,448	$5,812
Notes payable, current	41	41	49
Commissions payable	559	559	1,025
Accrued compensation and benefits	4,009	4,009	8,363
Other accrued liabilities	7,090	7,090	6,298
Deferred revenue	38,638	38,638	35,076
Capital lease obligations	143	143	140

Total current liabilities	56,928	56,928	56,763

Capital lease obligations, less current portion	108	108	94
Notes payable, less current portion	41	41	73
Deferred income taxes	—	—	3,246
Other noncurrent liabilities	63	63	65

Total liabilities	57,140	57,140	60,241

Commitments and Contingencies
Shareholders’ equity
Preferred stock, par value $0.01; 100,000 shares authorized; no shares issued or outstanding	—	—	—
Class A common stock, $0.01 par value; 100,000,000 shares authorized; 22,504,924 and 24,032,446 shares issued, respectively	225	225	240
Additional paid-in capital	269,365	269,365	291,942
Accumulated other comprehensive (loss) income	(2,421)	(2,421)	1,407
Retained earnings / Accumulated deficit	(110,353)	(58,474)	(5,941)

Total shareholders’ equity	156,816	208,695	287,648

Total liabilities and shareholders’ equity	$213,956	$265,835	$347,889

1 – Includes the effect of a preliminary non-cash goodwill impairment charge of $166,628; net of tax $121,704.

2 – Includes the effect of a preliminary non-cash goodwill impairment charge of $95,599; net of tax $69,825.

Kenexa Corporation and Subsidiaries

Preliminary Consolidated Statements of Operations

(In thousands, except share and per share data)

	High	Low		High	Low
	Three Months Ended December 31,			Year Ended December 31,
	2008 [1]	2008 [2]	2007	2008 [1]	2008 [2]	2007
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue:
Subscription	$37,565	$37,565	$38,733	$163,420	$163,420	$148,662
Other Revenue	7,493	7,493	9,015	40,312	40,312	33,264

Total revenue	45,058	45,058	47,748	203,732	203,732	181,926
Cost of revenue	14,854	14,854	13,183	61,593	61,593	50,920

Gross profit	30,204	30,204	34,565	142,139	142,139	131,006

Operating expenses:
Sales and marketing	9,606	9,606	9,184	40,781	40,781	35,324
General and administrative	11,397	11,397	10,269	48,884	48,884	39,332
Research and development	2,950	2,950	4,400	15,555	15,555	17,737
Depreciation and amortization	3,322	3,322	2,409	12,087	12,087	7,584
Restructuring charges	1,979	1,979	—	1,979	1,979	—
Impairment charge	166,628	95,599	—	166,628	95,599	—

Total operating expenses	195,882	124,853	26,262	285,914	214,885	99,977

(Loss) Income from operations	(165,678)	(94,649)	8,303	(143,775)	(72,746)	31,029
Interest income	179	179	929	1,395	1,395	3,098

Income from operations before income taxes	(165,499)	(94,470)	9,232	(142,380)	(71,351)	34,127
Income tax expense (benefit)	(44,924)	(25,774)	3,269	(37,968)	(18,818)	10,579

Net (loss) income	$(120,575)	$(68,696)	$5,963	$(104,412)	$(52,533)	$23,548

Basic net (loss) income per share	$(5.35)	$(3.05)	$0.24	$(4.58)	$(2.31)	$0.94

Weighted average shares used to compute net (loss) income per share – basic	22,527,545	22,527,545	24,860,818	22,779,694	22,779,694	24,926,468

Diluted net (loss) income per share	$(5.35)	$(3.05)	$0.24	$(4.58)	$(2.31)	$0.93

Weighted average shares used to compute net (loss) income per share – diluted	22,527,545	22,527,545	25,193,807	22,779,694	22,779,694	25,327,004

1 – Includes the effect of a preliminary non-cash goodwill impairment charge of $166,628; net of tax $121,704.

2 – Includes the effect of a preliminary non-cash goodwill impairment charge of $95,599; net of tax $69,825.

Non-GAAP (loss) income from operations and net (loss) income excludes share-based compensation, amortization of intangibles, non-cash goodwill impairment and expenses associated with restructuring activities:

	High	Low		High	Low
	Three Months Ended December 31,			Year Ended December 31,
	2008 [1]	2008 [2]	2007	2008 [1]	2008 [2]	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Non-GAAP (loss) income from operations reconciliation:
(Loss) Income from operations	$(165,678)	$(94,649)	$8,303	$(143,775)	$(72,746)	$31,029

Add back:
Share-based compensation expense	1,330	1,330	833	5,761	5,761	3,793
Consulting fee related to R&D credit carry back	—	—	—	—	—	122
Amortization of intangibles associated with acquisitions	1,511	1,511	1,148	5,456	5,456	2,646
Restructuring charges	1,979	1,979	—	1,979	1,979	—
Legal fees related to restructuring	514	514		514	514
Goodwill Impairment charge	166,628	95,599	—	166,628	95,599	—

Non-GAAP income from operations	$6,284	$6,284	$10,284	$36,563	$36,563	$37,590

Non-GAAP income from operations as a percentage of revenue	14%	14%	22%	18%	18%	21%

Weighted average shares used to compute net (loss) income per share – basic	22,527,545	22,527,545	24,860,818	22,779,694	22,779,694	24,926,468

Dilutive effect of options and restricted stock units	40,351	40,351	332,989	141,752	141,752	400,536

Weighted average shares used to compute net (loss) income per share – diluted	22,567,896	22,567,896	25,193,807	22,921,446	22,921,446	25,327,004

Non-GAAP income (loss) reconciliation:
Net (loss) income	$(120,575)	$(68,696)	$5,963	$(104,412)	$(52,533)	$23,548

Add back:
Share-based compensation expense	1,330	1,330	833	5,761	5,761	3,793
Consulting fee related to R&D credit carry back	—	—	—	—	—	122
Amortization of intangibles associated with acquisitions	1,511	1,511	1,148	5,456	5,456	2,646
Less: Benefit of R&D carryback	(467)	(467)	—	—	—	(822)
Restructuring charges	1,979	1,979	—	1,979	1,979	—
Legal fee related to restructuring	514	514	—	514	514	—
Goodwill Impairment charge	166,628	95,599	—	166,628	95,599	—
Less: Income tax benefit associated with impairment charge	(44,924)	(25,774)	—	(44,924)	(25,774)	—

Non-GAAP net income	$5,997	$5,997	$7,944	$31,002	$31,002	$29,287

Non-GAAP net income per diluted share	$0.27	$0.27	$0.32	$1.35	$1.35	$1.16

Non-GAAP tax rate calculation
(Loss) income from operations after interest income and before income taxes	(165,499)	(94,470)	9,232

Add back:
Share-based compensation expense	1,330	1,330	833
Amortization of intangibles associated with acquisitions	1,511	1,511	1,148
Restructuring charges	1,979	1,979	—
Legal fee related to restructuring	514	514	—
Impairment charge	166,628	95,599	—

Non-GAAP Income from operations before income taxes	6,463	6,463	11,213

Income tax expense on operations	500	500	3,269

Non-GAAP tax rate	8%	8%	29%

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:
Gross profit	$30,204	$30,204	$34,565
Add: share-based compensation expense	73	73	84

Non-GAAP gross profit	$30,277	$30,277	$34,649

Sales and marketing	$9,606	$9,606	$9,184
Less: share-based compensation expense	(324)	(324)	(228)

Non-GAAP sales and marketing	$9,282	$9,282	$8,956

General and administrative	$11,397	$11,397	$10,269
Less: legal fee related to restructuring	(514)	$(514)	$—
Less: share-based compensation expense	(839)	(839)	(605)

Non-GAAP general and administrative	$10,044	$10,044	$9,664

Research and development	$2,950	$2,950	$4,400
Less: share-based compensation expense	(94)	(94)	84

Non-GAAP research and development	$2,856	$2,856	$4,484

1 – Includes the effect of a preliminary non-cash goodwill impairment charge of $166,628; net of tax $121,704.

2 – Includes the effect of a preliminary non-cash goodwill impairment charge of $95,599; net of tax $69,825.

Kenexa Corporation and Subsidiaries

Preliminary Consolidated Statements of Cash Flows

(in thousands)

	High	Low
	For the Year Ended December 31,
	2008 [1]	2008 [2]	2007
Cash flows from operating activities
Net Income from operations	$(104,412)	$(52,533)	$23,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,087	12,087	7,584
Non-cash interest expense	—	—	22
Share-based compensation expense	5,761	5,761	3,793
Excess tax benefits from share-based payment arrangements	(169)	(169)	(1,284)
Amortization of deferred financing costs	299	299	734
Bad debt expense (recoveries)	2,767	2,767	(200)
Non-cash goodwill impairment charge	166,628	95,599	—
Deferred income tax (benefit) expense	(46,406)	(27,256)	4,752
Changes in assets and liabilities
Accounts and unbilled receivables	230	230	836
Prepaid expenses and other current assets	(243)	(243)	389
Income tax receivable	(1,238)	(1,238)	(2,008)
Other long-term assets	(3,075)	(3,075)	(1,042)
Accounts payable	286	286	(708)
Accrued compensation and other accrued liabilities	(3,824)	(3,824)	(855)
Commissions payable	(466)	(466)	(649)
Deferred revenue	4,242	4,242	3,698
Other liabilities	(2)	(2)	(47)

Net cash provided by operations	32,465	32,465	38,563

Cash flows from investing activities
Purchases of property and equipment	(20,783)	(20,783)	(12,701)
Purchases of investment securities	(20,495)	(20,495)	(133,746)
Sales of investment securities	55,706	55,706	75,220
Acquisitions, net of cash acquired	(33,224)	(33,224)	(29,959)
Net cash deposited in escrow for acquisitions	678	678	14,890

Net cash used in investing activities	(18,118)	(18,118)	(86,296)

Cash flows from financing activities
Net repayments under line of credit agreement	—	—	(65,000)
Repayments of notes payable	(40)	(40)	(363)
Proceeds from common stock issued through Employee Stock Purchase Plan	338	338	251
Repurchase of common shares	(30,277)	(30,277)	(25,482)
Excess tax benefits from share-based payment arrangements	169	169	1,284
Net Proceeds from public offering	—	—	130,398
Deferred financing costs	—	—	(102)
Net Proceeds from option exercises	367	367	1,560
Repayment of capital lease obligations	(232)	(232)	(222)

Net cash (used in) provided by financing activities	(29,675)	(29,675)	42,324

Effect of exchange rate changes on cash and cash equivalents	(962)	(962)	939

Net decrease in cash and cash equivalents	(16,290)	(16,290)	(4,470)
Cash and cash equivalents at beginning of year	38,032	38,032	42,502

Cash and cash equivalents at end of year:	$21,742	$21,742	$38,032

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$200	$200	$821
Income taxes	$5,089	$5,089	$6,564
Noncash investing and financing activities
Capital Leases	$260	$260	$91
Stock issuance for acquisition	$—	$—	$3,174
Stock issuance for earn out	$1,050	$1,050	$650

1 – Includes the effect of a preliminary non-cash goodwill impairment charge of $166,628; net of tax $121,704.

2 – Includes the effect of a preliminary non-cash goodwill impairment charge of $95,599; net of tax $69,825.